Exhibit 8.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

FIRM / AFFILIATE OFFICES

[ 🌑 ], 2017	Barcelona Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Moscow Munich New York Orange County Paris Riyadh Rome San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.
Milan

Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, TX 78259

Re:	Agreement and Plan of Merger, dated as of August 13, 2017

Ladies and Gentlemen:

We have acted as special tax counsel to Andeavor Logistics LP, a Delaware limited partnership (“ALLP”), in connection with (i) (a) the proposed merger (the “Merger”) of WNRL Merger Sub LLC (“LP Merger Sub”), a Delaware limited liability company and a direct, wholly-owned subsidiary of ALLP, with and into Western Refining Logistics, LP, a Delaware limited partnership (“WNRL”), with WNRL surviving the Merger as an indirect, wholly-owned subsidiary of ALLP; and (b) the proposed merger (the “GP Merger” and, together with the Merger, the “Transactions”) of WNRL GP Merger Sub LLC (“GP Merger Sub”), a Delaware limited liability company and a direct, wholly-owned subsidiary of ALLP, with and into Western Refining Logistics GP, LLC, a Delaware limited liability company (“WNRL GP”), with WNRL GP surviving the Merger as a direct, wholly owned subsidiary of ALLP, as contemplated by the Agreement and Plan of Merger, dated as of August 13, 2017, among ALLP, Tesoro Logistics GP, LLC, WNRL, WNRL GP, LP Merger Sub and GP Merger Sub (the “Merger Agreement”); and (ii) the preparation of a registration statement on Form S-4 (File No. 333-[ 🌑 ]) (such registration statement, as amended through the effective date thereof, together with the registration statement filed by the Partnership on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”), collectively referred to herein as the “Registration Statement”) filed with Securities and Exchange Commission by ALLP, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement. This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and the proxy statement/prospectus, (iii) the respective tax officer’s certificates of ALLP and WNRL, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

[●], 2017

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transactions) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the proxy statement/prospectus, and the Transactions will be effective under the laws of the State of Delaware;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions or representations or that make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Transactions;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Transactions, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the proxy statement/prospectus.

[●], 2017

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Merger Agreement, the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement and the Officers Certificates, all statements of legal conclusion in the Registration Statement under the caption “Material Federal Income Tax Consequences of ALLP Common Unit Ownership” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Merger or all of the matters discussed in the Registration Statement under the caption “Material Federal Income Tax Consequences of ALLP Common Unit Ownership.” We express no opinion as to U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.	No opinion is expressed as (i) to any matter not discussed in the Registration Statement under the caption “Material Federal Income Tax Consequences of ALLP Common Unit Ownership” or (ii) to any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificates, are not true and accurate at all relevant times.

[●], 2017

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Material Federal Income Tax Consequences of ALLP Common Unit Ownership.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

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